Exhibit 99.1

BankAtlantic Bancorp Reports Profit of $23 Million

For the Second Quarter, 2011

-BankAtlantic Achieves Tier 1/Core Capital Ratio of 8.24%,

Exceeding Regulatory Capital Requirements-

FORT LAUDERDALE, Florida — July 27, 2011 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported net income of $23.4 million, or $0.35 per diluted share, for the quarter ended June 30, 2011, compared to a net loss of ($51.3) million, or ($1.02) per diluted share, for the quarter ended June 30, 2010. Its banking subsidiary, BankAtlantic, had net income of $31.0 million for the second quarter of 2011, compared to a net loss of ($39.9) million for the second quarter of 2010. Included in the results for the second quarter of 2011 was a gain of $38.7 million associated with the June 2011 sale of BankAtlantic’s Tampa branch network.

BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “Our results this quarter reflect the strong operating metrics at BankAtlantic, the gain on the Tampa deposit and branch sale, and what we believe is the improved economic environment in Florida. During the second quarter of 2011, provisions and charge offs continued to decline, and fewer loans migrated to default status. Deposits continue to be strong, leverage is low, and nonperforming assets are down. And importantly, BankAtlantic’s regulatory capital ratios, which have been generally stable and in excess of all regulatory well-capitalized standards since the downturn began in 2006, improved significantly during the second quarter of 2011 to levels not only in excess of all regulatory requirements, but higher than the ratios were before the onset of the economic downturn .

“We believe our continued focus on the fundamentals of Capital, Credit and Core Earnings, combined with the growing optimism for the Florida economy, will continue to yield a brighter outlook for BankAtlantic.

Highlights of the BankAtlantic Operating Segment

•	“BankAtlantic exceeded all of its regulatory capital requirements at June 30, 2011, with a Tier 1/Core Capital Ratio of 8.24% and a Total Risk Based Capital Ratio of 14.52%.

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•

“BankAtlantic completed the sale of its 19 Tampa branches and related deposits to PNC Bank, N.A., part of the PNC Financial Services Group Inc. (NYSE: PNC), in June 2011, and recorded a gain of $38.7 million.

•

“Credit metrics reflected overall improvement, with reductions in nonaccrual loans and nonperforming assets, improvement in early stage delinquencies to the lowest level in three years, lower net charge offs as compared to the last two quarters (and lower than eight of the last ten quarters), and a continued slowing pace of new nonaccrual loans and real estate valuation declines. Reflecting these improved credit metrics, the provision for loan losses for the second quarter of 2011 was $10.2 million, the lowest loan provision in over three years for BankAtlantic.

•

“Core operating earnings (1) have remained solid. For the second quarter of 2011, core operating earnings were $11.7 million, improved from both the prior quarter and the second quarter of 2010, and the net interest margin remained stable at 3.30%.

“BankAtlantic’s deposit funding sources, the foundation of its franchise, remain strong, with customer deposits representing 99% of BankAtlantic’s funding at June 30, 2011. Core (2) and total deposits at June 30, 2011 totaled $2.6 billion and $3.4 billion, respectively, with a cost of core and total deposits of 0.22% and 0.41%, respectively, for the second quarter 2011, compared to the publicly traded Florida Bank and Thrift median cost of deposits of 1.08% as of March 31, 2011. Further, BankAtlantic had no outstanding borrowings from the FHLB at June 30, 2011. BankAtlantic’s total cost of funds for the second quarter of 2011 continued to decline to 0.57%, from 0.62% for the fourth quarter of 2010.

(1)

Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before gain on sale of Tampa branches, provision for loan losses, tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, and impairments, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Second Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

(2)

Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Second Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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•	“Available liquidity, which includes cash, unpledged securities and unused FHLB borrowing capacity remained robust at June 30, 2011, at 35.0% of deposits.

“As we have previously disclosed, we believe that BankAtlantic’s loan losses peaked in 2009 and that the trends continue to support our optimism that we are on the path toward recovery. These trends, from the beginning of the recession through the current quarter, are reflected in the Supplemental Graphs which should be viewed in conjunction with the Supplemental Financials on our BankAtlantic Bancorp’s Investor Relations website.

Supplemental graphs for BankAtlantic (bank only) are provided as a means to illustrate many of the metrics described above. To view the supplemental graphs, please visit our website at www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Supplemental Graphs” navigation link.

Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

BANKATLANTIC PERFORMANCE

CAPITAL:

BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “As noted previously, BankAtlantic’s capital exceeded all regulatory capital requirements applicable to it at June 30, 2011 with a Tier 1/Core Capital Ratio of 8.24% and a Total Risk Based Capital Ratio of 14.52%, having increased from March 31, 2011 ratios of 5.97% and 11.76%, respectively. The increase in capital ratios in the second quarter of 2011 was the result of the impact of the Tampa branch sale (both the net gain and the related reduction in assets), a $20 million capital contribution from BankAtlantic Bancorp, improved operating performance and lower tangible asset balances at BankAtlantic. Throughout the last several difficult years for the U.S. and Florida economy, BankAtlantic’s capital ratios never fell below applicable regulatory requirements. Historical capital ratios at BankAtlantic were:

	12/2006	12/2007	12/2008	12/2009	12/2010	6/2011
Tier 1/Core	7.55%	6.94%	6.80%	7.58%	6.22%	8.24%
Tier 1 Risk-Based	10.50%	9.85%	9.80%	10.63%	9.68%	12.38%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%	11.72%	14.52%

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CREDIT:

“When we compare the current 2011 quarter with the past two years, we are encouraged by what we believe are improvements in recent credit trends, including improvements in our delinquencies, nonperforming loan trends and provisions for credit losses.

•

“Delinquencies excluding non-accrual loans and matured loans in the process of renewal were $27.8 million or 0.99% of total loans at June 30, 2011, as compared to $55.7 million or 1.86% of total loans at March 31, 2011, and $43.4 million or 1.23% of total loans at June 30, 2010. These early stage delinquency balances for total delinquencies excluding non-accrual loans at June 30, 2011 were the lowest levels in three years, the lowest levels in two years for the Consumer portfolio and the lowest level in eleven quarters for the Residential Real Estate portfolio. We are particularly encouraged by the delinquency trends in these homogenous portfolios.

•

“Total non-accrual loans were $316.6 million at June 30, 2011, reflecting a decrease of $46.0 million or 13% as compared to March 31, 2011, and a decrease of $45.5 million or 13% as compared to June 30, 2010. Total new non-accrual loans in the second quarter of 2011 totaled $33.1 million as compared to $44.7 million in the first quarter of 2011 and $100.7 million in the second quarter of 2010.

•

“The declines in non-accrual loans in the second quarter of 2011 were primarily due to a reduction of $48.9 million of commercial real estate non-accrual loans, reflecting two loan sales at book value (proceeds of $10.1 million), charge offs of $13.5 million, migration to real estate owned of $15.4 million, new non-accruals of $12.2 million, and loan paydowns including two totaling $5.5 million of non-accrual loans that were continuing to pay under the terms of their loan agreements.

•

“New non-accrual commercial real estate loans in the second quarter of 2011 totaled $12.2 million (of which $6.9 million continued to be current) as compared to $17.2 million in the first quarter of 2011 and $73.3 million in the second quarter of 2010.

•

“At June 30, 2011, approximately $91.4 million of commercial real estate and commercial business non-accrual loans (representing 44% of those categories’ non-accrual loans and 28.9% of total non-accrual loans) were impaired but continued to be current and paying under the terms of their loan agreements.

•	“Net charge-offs were $26.6 million in the second quarter of 2011, compared to $27.8 million in the first quarter of 2011 and $32.5 million in the second quarter of 2010.

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•

“BankAtlantic’s allowance for loan losses was $137.9 million at June 30, 2011. The allowance coverage to total loans was 4.92% at June 30, 2011, compared to 5.20% at March 31, 2011 and 5.08% at June 30, 2010.

•

“The provision for loan losses in the second quarter of 2011 was $10.2 million compared to $27.8 million in the first quarter of 2011 and $43.6 million in the second quarter of 2010. The lower provision in the second quarter of 2011 is reflective of the overall improvement in credit trends (particularly in the homogenous portfolios) and the net reversal of $12.6 million of specific reserves due to charge-offs, loan paydowns and sales, the net reduction of impairment charges on existing impaired loans, and fewer new loans impaired during the quarter.

CORE EARNINGS:

•	Results of Operations — “BankAtlantic’s net income was $31.0 million for the second quarter of 2011, compared to a net loss of ($39.9) million for the second quarter of 2010.

•

“Pretax core operating earnings for the second quarter of 2011 were $11.7 million, compared to $9.1 million for the second quarter of 2010. Gain on sale of Tampa branches and deposits, loan loss and tax certificate provisions, debt redemption costs, loss on real estate sold and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were $19.3 million for the second quarter of 2011 versus ($48.9) million for the second quarter of 2010. The individual components of earnings are described more fully below.

•

“BankAtlantic completed the sale of its 19 Tampa branches and related deposits to PNC Bank, N.A. (“PNC”) in June 2011. The transaction, which included the assumption by PNC of $324.3 million in deposits and resulted in a net reduction of assets for BankAtlantic of $285.1 million (no loans were sold in this transaction), resulted in a gain of $38.7 million. The impact of the net gain and the reduction of assets increased BankAtlantic’s Tier 1/Core capital ratio by approximately 152 basis points. We were pleased with the deposit premium associated with this transaction, and we believe that it reflects the high quality of the deposits not only in Tampa but throughout the BankAtlantic network.

DEPOSITS: “BankAtlantic’s core and total deposits at June 30, 2011 were $2.6 billion and $3.4 billion, respectively.

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•	“During the second quarter of 2011:

•	Core deposits (excluding those associated with the Tampa branches) decreased slightly by $64.7 million from March 31, 2011, reflecting typical seasonality in BankAtlantic’s deposits.

•	Total deposits (excluding those associated with the Tampa branches) decreased by $187.7 million from March 31, 2011, reflecting primarily a decline in higher-cost certificates of deposit.

“In addition, the average cost of core deposits and total deposits for the second quarter of 2011 was 0.22% and 0.41%, respectively; brokered deposit balances were minimal at $9.17 million, or 0.3% of total deposits; and non-CD balances represented approximately $3.0 billion, or 87% of total deposits.

Net Interest Income and Margin — “Net interest income for the second quarter of 2011 was $33.0 million, compared to $37.0 million for the second quarter of 2010. The reduction in the current quarter net interest income versus the prior year quarter reflected the impact of decreases in earning assets and increases in cash and lower-yielding investments.

•	“Net interest margin during the second quarter of 2011 was 3.30% as compared to 3.49% during the second quarter of 2010.

•	“Net interest spread during the second quarter of 2011 was 3.16% as compared to 3.30% during the second quarter of 2010.

•	“The cost of interest bearing liabilities during the second quarter of 2011 was 0.57%, an improvement from 0.78% in the second quarter of 2010.

•	“The yield on total loans (including nonperforming loans) during the second quarter of 2011 was 4.51%, increased from 4.44% in the second quarter of 2010.

•

“Investments averaged $1.1 billion during the second quarter of 2011 with a yield of 1.54%, as compared to an average of $648.8 million during the second quarter of 2010 with a yield of 2.12%. The yield was impacted negatively due to average invested excess cash of $551.8 million during the second quarter of 2011 earning an average yield of 30 basis points. This compares to $254.7 million in average invested excess cash during the second quarter of 2010 earning an average yield of 22 basis points. The June 2011 sale of the Tampa branches was funded entirely by cash, decreasing the excess cash balances at June 30, 2011 to $297.9 million. Even after completion of the Tampa branch sale, available liquidity at June 30, 2011 remained significant at 35.0% of deposits.

•	“Other average balance sheet activity impacting net interest income included:

•

“Average earning assets of $3.99 billion for the second quarter of 2011 were $251.9 million less than average earning assets for the second quarter of 2010, reflecting a decline in average loans of $649.5 million due primarily to routine paydowns and net charge-offs, offset by the increase in average investments discussed above primarily from cash inflows.

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•	“Nonperforming assets decreased by $20.1 million from June 30, 2010 to June 30, 2011.

Non-interest income — “Total non-interest income for the second quarter of 2011 was $60.1 million, or $21.4 million excluding the $38.7 million gain on the sale of the Tampa branches. This was down from non-interest income of $26.3 million in the second quarter of 2010, primarily reflecting declines in service charges relating to lower levels of customer non-sufficient funds activity.

Non-interest expense — “Total non-interest expenses were $51.9 million in the second quarter of 2011 compared to $59.5 million in the second quarter of 2010. Core expenses (3) were $42.7 million in the second quarter of 2011, compared to core expenses of $54.2 million in the second quarter of 2010, reflecting a $5 million decrease in employee compensation and benefits due to lower staffing levels, a $3.7 million decrease in professional fees due to a refund of $3.3 million in legal costs from insurers in the second quarter of 2011 as compared to a $1.4 million reimbursement in the second quarter of 2010, and a $2.3 million decrease in occupancy and equipment expense. The core operating efficiency ratio in the second quarter of 2011 was 78.6%, improved from 85.7% in the second quarter of 2010.

“Expenses not included in ‘core expenses’ consisted of the following:

•

“Impairment, restructuring and exit activities of $7.4 million in the second quarter of 2011, versus charges of $2.2 million in the second quarter of 2010. The charges in the second quarter of 2011 included:

•	Charges totaling $6.2 million related to write-downs of real estate owned.

•	Net recovery of ($0.3) million of restructuring charges, primarily related to favorable lease terminations on unused leased property sites.

•	Lower of cost or market adjustments on loans held for sale of $1.5 million.

(3)

Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s Second Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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•	“Tax certificate provision of $1.0 million in the second quarter of 2011, versus $2.1 million in the second quarter of 2010.

•	“Gain on sale of real estate of $0.4 million in the second quarter of 2011, versus a loss of ($0.9) million in the second quarter of 2010.

•	“Costs associated with debt redemption of $1.1 million in the second quarter of 2011.

“We were very pleased with the response from customers relating to our recently launched products, services and initiatives including seamless mobility using BankAtlantic’s Mobile Banking Application for the Android, our iPhone, iPad and iPod Touch app, Mobile Web and Text Message Banking. Further, we were pleased to announce that BankAtlantic is the most active community bank lender in the South Florida District of the Small Business Administration (the “SBA”) based on loan units approved. Additionally, BankAtlantic is the fourth most active SBA overall lender (as of May 31, 2011) in the SBA’s South Florida District based on loan units approved, and has occupied that position for the entire fiscal year.”

BANKATLANTIC BANCORP (Parent Company only):

Alan B. Levan further commented, “BankAtlantic Bancorp’s (Parent Company only) net loss was ($7.6) million for the second quarter of 2011, compared to a net loss of ($11.4) million for the second quarter of 2010. The second quarter of 2011 included loan provisions of $0.5 million as compared to loan provisions of $4.9 million in the second quarter of 2010. Additionally, the net loss in the second quarter of 2011 included a $1.5 million impairment charge relating to an investment held by BankAtlantic Bancorp.

“During the second quarter of 2011, BankAtlantic Bancorp completed a rights offering for Class A Common Stock, receiving approximately $11.3 million in proceeds, and issuing an aggregate of approximately 15.1 million shares of its Class A Common Stock to participating shareholders, increasing total outstanding Class A and Class B Common Shares of BankAtlantic Bancorp to 78,133,720 shares as of June 30, 2011. BankAtlantic Bancorp used the funds from the offering as part of its $20 million capital contribution to BankAtlantic in June 2011.

“In the fourth quarter of 2008, BankAtlantic Bancorp and BankAtlantic recorded a full valuation allowance against its net deferred tax asset, and have continued to maintain a full valuation allowance against this asset on the balance sheet and in its capital calculations. Accordingly, although we recorded net income for the second quarter of 2011, the net tax provision for the quarter is zero. At June 30, 2011,

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the total Federal and State deferred tax asset balance, before netting the full valuation allowance, was $195.1 million, with $145.1 million related to BankAtlantic and $50.0 million related to BankAtlantic Bancorp (Parent only). The deferred tax asset valuation allowance will remain in place until it is determined that the asset would more likely than not be realized as a result of future income. In other words, at such time as we are able to demonstrate sustainable future income, part or all of the valuation allowances at BankAtlantic and BankAtlantic Bancorp would be reversed through the tax provision into net income and book value.

“Additionally, as first announced in the first quarter of 2009, we continue to defer the regularly scheduled interest payments on the outstanding junior subordinated debentures relating to all of our trust preferred securities, which is permitted under the terms of the securities for up to another 10 consecutive quarterly periods. Total deferred interest amounted to $35.4 million at June 30, 2011.

Asset Workout Subsidiary – “The loans and real estate owned held by BankAtlantic Bancorp’s workout subsidiary at June 30, 2011 included real estate owned of $8.6 million, performing loans of $2.6 million and non-accrual loans of $9.4 million. Charge-offs of $21.0 million have previously been taken on these non-accrual loans, and no reserves are currently maintained related to these loans.

REGULATORY AND LEGAL MATTERS:

“As previously disclosed, on February 23, 2011, BankAtlantic Bancorp and BankAtlantic each entered into agreements (“Orders”) with the Office of Thrift Supervision (the “OTS”), agreeing to continue to take actions to strengthen their financial condition and operations, including requiring BankAtlantic to meet by June 30, 2011 and maintain a Tier 1/Core capital ratio of 8% and a Total Risk Based capital ratio of 14%. As reported herein, BankAtlantic exceeded these capital requirements at June 30, 2011, and both BankAtlantic and BankAtlantic Bancorp are in full compliance with the Orders.

“Additionally, as previously disclosed, BankAtlantic Bancorp recently received positive resolutions in two shareholder suits. In re BankAtlantic Bancorp, Inc. Securities Litigation, on April 25, 2011, the United States District Court for the Southern District of Florida granted defendants’ post-trial motion for judgment as a matter of law and vacated the prior jury verdict, resulting in a judgment in favor of all defendants and claims. The plaintiffs are appealing the Court’s order setting aside the jury verdict. In D.W. Hugo vs. BankAtlantic Bancorp, etal, on July 13, 2011, the United States District Court for the Southern District of Florida granted final approval of the settlement, whereby the parties have exchanged releases and neither the individual defendants nor the Company will make any monetary payments.”

- - -

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Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com

To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OCC through Thrift Financial Reports, available to the public through the OCC and FDIC websites.

Additionally, copies of BankAtlantic Bancorp’s second quarter, 2011 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp, Inc. Contact Info:

Leo Hinkley, Investor and Corporate Communications Officer: 954- 940-5300

InvestorRelations@BankAtlanticBancorp.com

Sharon Lyn, V.P., Investor and Corporate Communications: 954-940-6383

CorpComm@BankAtlanticBancorp.com

BankAtlantic Media Contact:

Caren Berg, Boardroom Communications

(954) 370-8999

cberg@boardroompr.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the

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“Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment or sustained high unemployment rates on our business generally, BankAtlantic’s regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact of the economy and real estate market values on the credit quality of our loans (including those held in the asset workout subsidiary of the Company); the risk that loan losses have not peaked and risks of additional charge-offs, impairments and required increases in our allowance for loan losses; the impact of regulatory proceedings and litigation including but not limited to proceedings and litigation relating to overdraft fees and tax certificates; risks associated with maintaining compliance with the Cease and Desist Orders entered into by the Company and BankAtlantic with the Office of Thrift Supervision, including risks that BankAtlantic will not maintain required capital levels, that compliance will adversely impact operations, and that failing to comply with regulatory mandates will result in the imposition of additional regulatory requirements and/or fines; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities and our ability to raise capital; we may raise additional capital and such capital may be highly dilutive to BankAtlantic Bancorp’s shareholders or may not be available; and the risks associated with the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance and perceived trends may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. The Company cautions that the foregoing factors are not exclusive.

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Supplemental Financial Information

Second Quarter 2011

Release Date: July 27, 2011

This information is preliminary, unaudited and based on data available at the time of the release.

1

BankAtlantic Bancorp, Inc. and Subsidiaries

Summary of Selected Financial Data (unaudited)

		For the Three Months Ended					For the Six Months Ended
		6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Earnings (in thousands):
Net income (loss) from continuing operations		$23,401	(22,887)	(45,795)	(25,184)	(51,250)	514	(71,771)
Net income (loss)		$23,401	(22,887)	(46,295)	(25,184)	(51,250)	514	(71,771)
Net income (loss) attributable to BankAtlantic Bancorp		$23,111	(23,182)	(46,554)	(25,409)	(51,489)	(71)	(72,218)
Pre-tax core operating earnings — Non-GAAP	(note 1)	$5,295	7,210	4,269	7,871	3,927	12,505	15,030

Average Common Shares Outstanding (in thousands):
Basic		65,297	62,724	62,571	60,784	50,679	64,017	50,010
Diluted		65,297	62,724	62,571	60,784	50,679	64,017	50,010

Key Performance Ratios
Basic and diluted income (loss)
per share from continuing operations	(note 2)	$0.35	(0.37)	(0.74)	(0.42)	(1.02)	(0.00)	(1.44)
Basic and diluted income (loss) per share	(note 2)	$0.35	(0.37)	(0.74)	(0.42)	(1.02)	(0.00)	(1.44)
Return on average tangible assets from continuing operations	(note 3)%	2.18	(2.02)	(4.06)	(2.22)	(4.46)	0.02	(3.08)
Return on average tangible equity from continuing operations	(note 3)%	(4,557.16)	(1,152.71)	(356.19)	(138.75)	(193.89)	35.24	(123.20)

Average Balance Sheet Data (in millions):
Assets		$4,317	4,550	4,530	4,548	4,616	4,433	4,680
Tangible assets — Non-GAAP	(note 3)	$4,303	4,536	4,515	4,533	4,600	4,419	4,664
Loans, gross		$2,956	3,123	3,360	3,513	3,627	3,039	3,713
Investments		$1,046	1,118	883	748	648	1,082	626
Deposits and escrows		$3,859	3,980	3,900	3,931	4,080	3,919	4,047
Equity		$6	16	63	85	118	11	130
Tangible equity — Non-GAAP	(note 3)	$(2)	8	51	73	106	3	117

Period End ($ in thousands)
Total loans, net		$2,673,136	2,821,429	3,018,179	3,239,542	3,387,725
Total assets		$3,863,864	4,470,629	4,509,433	4,527,736	4,655,600
Total equity		$26,235	(8,729)	14,744	64,082	77,466
Class A common shares outstanding		77,158,495	61,979,071	61,595,321	61,595,321	52,946,126
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		$0.34	(0.14)	0.24	1.02	1.44
Tangible book value per share — Non-GAAP	(note 4)	$0.24	(0.26)	0.10	0.84	1.20
High stock price for the quarter		$1.03	1.33	1.59	1.85	3.28
Low stock price for the quarter		$0.69	0.82	0.60	0.75	1.35
Closing stock price		$0.95	0.92	1.15	0.80	1.40

Notes:

(1)	Pre-tax core operating earnings excludes the gain on sale of Tampa branches, provision for loan losses, cost associated with debt redemption, provision for tax certificates, gains/losses on sales of real estate and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure.

See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(2)	Diluted and basic loss per share are the same for all periods presented.
(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles.

Average tangible equity is defined as average total equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(4)	Tangible book value per share is defined as equity less accumulated other comprehensive loss, goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure.

See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

2

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (unaudited)

(in thousands)	June 30, 2011	December 31, 2010
ASSETS
Cash and due from depository institutions	$112,300	97,930
Interest bearing deposits at federal reserve and other banks	318,437	455,538
Securities available for sale and derivatives (at fair value)	316,517	424,391
Investment securities (approximate fair value: $0 and $1,500)	—	1,500
Tax certificates, net of allowance of $8,526 and $8,811	66,211	89,789
Loans receivable, net of allowance for loan losses of $137,868 and $162,139	2,673,136	3,018,179
Loans held for sale (at lower of cost or fair value)	43,136	29,765
Federal Home Loan Bank stock, at cost which approximates fair value	31,614	43,557
Real estate held for sale	5,084	5,436
Real estate owned	79,704	74,488
Office properties and equipment, net	145,239	151,414
Goodwill and other intangible assets	13,965	14,569
Assets held for sale	1,768	37,334
Other assets	56,753	65,543

Total assets	$3,863,864	4,509,433

LIABILITIES AND EQUITY
Liabilities:
Deposits
Demand	$884,209	792,260
Savings	447,706	418,304
NOW	1,239,130	1,370,568
Money market	399,195	354,282
Certificates of deposit	454,279	616,454
Deposits held for sale	—	341,146

Total deposits	3,424,519	3,893,014
Advances from FHLB	—	170,000
Securities sold under agreements to repurchase	—	21,524
Short term borrowings	1,020	1,240
Subordinated debentures	22,000	22,000
Junior subordinated debentures	329,643	322,385
Liabilities held for sale	—	87
Other liabilities	60,447	64,440

Total liabilities	3,837,629	4,494,690

Equity:
Common stock	782	626
Additional paid-in capital	328,958	317,362
Accumulated deficit	(297,686)	(297,615)
Accumulated other comprehensive loss	(6,346)	(6,088)

Total BankAtlantic Bancorp stockholders’ equity	25,708	14,285
Noncontrolling interests	527	458

Total equity	26,235	14,743

Total liabilities and equity	$3,863,864	4,509,433

3

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

INTEREST INCOME:
Interest and fees on loans	$33,241	34,910	36,106	38,356	39,898	68,151	81,532
Interest on securities available for sale	2,374	2,597	2,815	2,847	2,714	4,971	6,359
Interest on tax certificates	1,043	1,410	1,544	2,837	514	2,453	2,870
Interest and dividends on investments	622	588	299	367	223	1,210	376

Total interest income	37,280	39,505	40,764	44,407	43,349	76,785	91,137

INTEREST EXPENSE:
Interest on deposits	3,975	4,367	4,556	4,877	6,021	8,342	13,078
Interest on advances from FHLB	38	115	144	106	1	153	959
Interest on short-term borrowed funds	3	6	7	8	7	9	15
Interest on debentures	4,080	4,008	4,007	4,107	3,891	8,088	7,682

Total interest expense	8,096	8,496	8,714	9,098	9,920	16,592	21,734

NET INTEREST INCOME	29,184	31,009	32,050	35,309	33,429	60,193	69,403
Provision for loan losses	10,709	27,812	40,643	24,410	48,553	38,521	79,308

NET INTEREST INCOME AFTER PROVISION	18,475	3,197	(8,593)	10,899	(15,124)	21,672	(9,905)

NON-INTEREST INCOME:
Service charges on deposits	11,226	12,032	14,080	15,214	15,502	23,258	30,550
Other service charges and fees	6,886	7,191	7,528	7,495	7,739	14,077	15,117
Securities activities, net	(1,500)	(24)	(34)	(552)	312	(1,524)	3,450
Gain on sale of Tampa branches	38,656	—	—	—	—	38,656	—
Other	3,742	4,008	3,091	5,204	2,970	7,750	5,870

Total non-interest income	59,010	23,207	24,665	27,361	26,523	82,217	54,987

NON-INTEREST EXPENSE:
Employee compensation and benefits	19,731	19,290	19,868	23,549	25,155	39,021	50,533
Occupancy and equipment	11,488	12,585	12,999	13,263	13,745	24,073	27,327
Advertising and business promotion	1,523	1,695	2,389	2,026	2,239	3,218	4,183
Professional fees	1,295	3,359	6,518	6,209	4,824	4,654	7,711
Check losses	663	299	705	763	521	962	953
Supplies and postage	955	902	1,052	983	921	1,857	1,919
Telecommunication	446	575	635	702	662	1,021	1,196
Cost associated with debt redemption	1,115	10	—	—	53	1,125	60
Provision for tax certificates	1,021	779	800	885	2,134	1,800	2,867
(Gain) loss on sale of real estate	(378)	(453)	663	(442)	1,490	(831)	1,386
Impairment, restructuring and exit activities	8,083	1,948	10,219	8,165	2,947	10,031	3,090
Other	8,142	8,301	8,280	7,304	7,958	16,443	15,538

Total non-interest expense	54,084	49,290	64,128	63,407	62,649	103,374	116,763

Income (loss) from continuing operations before income taxes	23,401	(22,886)	(48,056)	(25,147)	(51,250)	515	(71,681)
Provision (benefit) for income taxes	—	1	(2,261)	37	—	1	90

Income (loss) from continuing operations	23,401	(22,887)	(45,795)	(25,184)	(51,250)	514	(71,771)
Discontinued operations	—	—	(500)	—	—	—	—

Net income (loss)	23,401	(22,887)	(46,295)	(25,184)	(51,250)	514	(71,771)
Less: net income attributable to noncontrolling interest	(290)	(295)	(259)	(225)	(239)	(585)	(447)

Net income (loss) attributable to BankAtlantic Bancorp	$23,111	(23,182)	(46,554)	(25,409)	(51,489)	(71)	(72,218)

4

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Loans:
Residential real estate		$1,093,487	1,175,875	1,270,095	1,356,748	1,433,322
Commercial real estate		834,114	891,043	1,010,148	1,061,918	1,079,760
Consumer		605,062	620,986	635,564	653,631	670,173
Commercial business		125,116	134,452	139,485	133,841	135,689
Small business		298,338	300,931	304,406	306,927	308,254

Total Loans		2,956,117	3,123,287	3,359,698	3,513,065	3,627,198
Investments		1,046,442	1,117,901	882,974	748,299	648,462

Total interest earning assets		4,002,559	4,241,188	4,242,672	4,261,364	4,275,660
Goodwill and core deposit intangibles		14,125	14,411	14,718	15,028	15,353
Other non-interest earning assets		300,615	294,489	272,805	271,950	324,727

Total assets		$4,317,299	4,550,088	4,530,195	4,548,342	4,615,740

Tangible assets — Non-GAAP	(note 3)	$4,303,174	4,535,677	4,515,477	4,533,314	4,600,387

Deposits:
Demand deposits		$952,411	944,956	924,035	907,294	916,131
Savings		478,628	468,673	448,942	444,981	445,686
NOW		1,412,720	1,519,105	1,476,258	1,484,558	1,525,475
Money market		408,653	389,155	406,781	404,406	386,712
Certificates of deposit		606,292	658,051	644,124	689,664	805,656

Total deposits		3,858,704	3,979,940	3,900,140	3,930,903	4,079,660
Short-term borrowed funds		10,868	19,191	18,099	26,187	25,528
FHLB advances		42,747	134,833	149,130	106,685	1,264
Debentures		348,540	344,971	341,409	340,230	334,507

Total borrowings		402,155	498,995	508,638	473,102	361,299
Other liabilities		50,635	55,040	58,015	59,207	57,152

Total liabilities		4,311,494	4,533,975	4,466,793	4,463,212	4,498,111

Equity		5,805	16,113	63,402	85,130	117,629

Total liabilities and equity		$4,317,299	4,550,088	4,530,195	4,548,342	4,615,740

Other comprehensive loss in equity		(6,266)	(6,240)	(2,743)	(2,499)	(3,454)

Tangible equity — Non-GAAP	(note 3)	$(2,054)	7,942	51,427	72,601	105,730

Net Interest Margin		2.92%	2.92%	3.03%	3.32%	3.13%

5

Consolidated BankAtlantic Bancorp, Inc. and Subsidiaries

Nonperforming Assets and Credit Quality Statistics

(in thousands)	As of
	6/30/2011		3/31/2011	12/31/2010	9/30/2010	6/30/2010

Nonaccrual loans:
BankAtlantic		$316,633	362,604	370,959	404,087	362,126
Parent- Work out Sub		9,360	11,360	14,508	19,916	24,358

Consolidated nonaccrual loans		$325,993	373,964	385,467	424,003	386,484

Quarter-to-Date Net Charge-offs:
BankAtlantic		$(26,564)	(27,823)	(57,688)	(21,887)	(32,547)
Parent- Work out Sub		(1,329)	4	(3,741)	(4,438)	(5,741)

Consolidated charge-offs		$(27,893)	(27,819)	(61,429)	(26,325)	(38,288)

Quarter-to-date Loan Provision:
BankAtlantic		$10,195	27,832	40,144	23,012	43,634
Parent- Work out Sub		515	(20)	498	1,398	4,919

Consolidated loan provision		$10,710	27,812	40,642	24,410	48,553

Allowance for Loan Loss:
BankAtlantic		$137,868	154,237	161,309	181,760	180,635
Parent- Work out Sub		—	814	830	4,187	7,227

Consolidated allowance for loan loss		$137,868	155,051	162,139	185,947	187,862

Nonperforming Assets:
BankAtlantic		$390,449	432,316	438,923	464,865	410,542
Parent- Work out Sub		18,004	20,195	24,668	29,682	34,190

Consolidated nonperforming assets		$408,453	452,511	463,591	494,547	444,732

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	4.90	5.21	5.10	5.43	5.25
Allowance to nonaccrual loans	%	42.29	41.46	42.06	43.86	48.61
Provision to average loans	%	1.45	3.56	4.84	2.78	5.35
Nonaccrual loans, gross to total assets	%	8.44	8.36	8.55	9.36	8.30
Nonperforming assets, gross to total assets	%	10.57	10.12	10.28	10.92	9.55

6

BankAtlantic Bancorp, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings
	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Income (loss) from continuing operations before income taxes	$23,401	(22,886)	(48,056)	(25,147)	(51,250)	515	(71,681)
Gain on sale of Tampa branches	$(38,656)	—	—	—	—	(38,656)	—
Costs associated with debt redemption	1,115	10	—	—	53	1,125	60
Provision for tax certificates	1,021	779	800	885	2,134	1,800	2,867
Loss (gain) on sale of real estate	(378)	(453)	663	(442)	1,490	(831)	1,386
Impairment, restructuring and exit activities	8,083	1,948	10,219	8,165	2,947	10,031	3,090
Provision for loan losses	10,709	27,812	40,643	24,410	48,553	38,521	79,308

Non-GAAP pre-tax core operating earnings	$5,295	7,210	4,269	7,871	3,927	12,505	15,030

Reconciliation of equity to tangible book value per share
	As of
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Equity	$26,235	(8,729)	14,744	64,082	77,466
Goodwill and core deposit intangibles	(13,965)	(14,260)	(14,569)	(14,877)	(15,186)
Other comprehensive loss	6,346	6,807	6,088	3,207	2,320

Tangible book value	$18,616	(16,182)	6,263	52,412	64,600
Common shares outstanding, period end	78,133,720	62,954,296	62,570,546	62,570,546	53,921,351
Book value per share	$0.34	(0.14)	0.24	1.02	1.44

Tangible book value per share — Non-GAAP	$0.24	(0.26)	0.10	0.84	1.20

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Net income (loss) from continuing operations	$23,401	(22,887)	(45,795)	(25,184)	(51,250)	514	(71,771)

Average total assets	4,317,299	4,550,088	4,530,195	4,548,342	4,615,740	4,433,050	4,679,522
Average goodwill and core deposit intangibles	(14,125)	(14,411)	(14,718)	(15,028)	(15,353)	(14,267)	(15,501)

Average tangible assets	4,303,174	4,535,677	4,515,477	4,533,314	4,600,387	4,418,783	4,664,021

Average equity	5,805	16,113	63,402	85,130	117,629	10,931	129,859
Average goodwill and core deposit intangibles	(14,125)	(14,411)	(14,718)	(15,028)	(15,353)	(14,267)	(15,501)
Other comprehensive loss	6,266	6,240	2,743	2,499	3,454	6,253	2,157

Average tangible equity	$(2,054)	7,942	51,427	72,601	105,730	2,917	116,515
Return on average assets from continuing operations	2.17%	-2.01%	-4.04%	-2.21%	-4.44%	0.02%	-3.07%

Return on average tangible assets from continuing operations — Non-GAAP	2.18%	-2.02%	-4.06%	-2.22%	-4.46%	0.02%	-3.08%

Return on average equity from continuing operations	1612.47%	-568.16%	-288.92%	-118.33%	-174.28%	9.40%	-110.54%

Return on average tangible equity from continuing operations — Non-GAAP	-4557.16%	-1152.71%	-356.19%	-138.75%	-193.89%	35.24%	-123.20%

7

BankAtlantic (Bank Operations Business Segment)

Summary of Selected Financial Data (unaudited)

(in thousands except percentages)	For the Three Months Ended						For the Six Months Ended
	6/30/2011		3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Statistics:
Average interest earning assets		$3,988,628	4,224,423	4,220,720	4,234,115	4,240,545	4,105,875	4,297,659
Average interest bearing liabilities		$2,986,328	3,221,899	3,177,611	3,189,179	3,220,458	3,103,464	3,301,666
Period end borrowings to deposits and borrowings	%	0.67	2.15	5.50	5.76	4.13	0.67	4.13
Efficiency ratio	%	55.76	80.10	105.60	91.87	94.05	65.07	85.68
Yield on interest earning assets	%	3.73	3.73	3.86	4.19	4.08	3.73	4.23
Cost of interest-bearing liabilities	%	0.57	0.59	0.62	0.65	0.78	0.58	0.89
Interest spread	%	3.16	3.14	3.24	3.54	3.30	3.15	3.35
Net interest margin	%	3.30	3.28	3.40	3.70	3.49	3.29	3.55
Net income (loss)		$30,677	(16,665)	(41,502)	(17,894)	(40,109)	14,012	(57,446)
Non-GAAP Measures (Note 1)
Average tangible assets		$4,258,843	4,495,637	4,473,959	4,489,189	4,544,611	4,376,587	4,606,253
Average tangible equity		$277,639	282,135	319,982	338,712	356,572	279,875	361,726
Pre-tax core operating earnings		$11,657	11,575	8,323	13,922	9,078	23,232	24,852
Core operating efficiency ratio	%	78.57	79.91	86.12	78.95	85.65	79.26	81.03
Return on average tangible assets	%	2.91	(1.46)	(3.69)	(1.57)	(3.51)	0.67	(2.47)
Return on average tangible equity	%	44.61	(23.21)	(51.56)	(20.87)	(44.73)	10.43	(31.52)
Tangible capital to tangible assets	%	8.06	5.80	6.12	7.08	7.29
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	45	46	45	45	47
Percent of earning assets that have variable rates	%	55	54	55	55	53
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	14.52	11.76	11.72	12.59	12.86
Tier I risk-based capital	%	12.38	9.68	9.68	10.59	10.87
Core capital	%	8.24	5.97	6.22	7.17	7.36
Risk-weighted assets		$2,535,552	2,713,638	2,855,415	3,021,862	3,104,341
Adjusted total assets		$3,807,960	4,401,218	4,444,797	4,459,875	4,584,519

Note 1

See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

8

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Operations (unaudited)

	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Net interest income	$32,977	34,704	35,766	39,101	37,008	67,681	76,467
Provision for loan losses	10,195	27,832	40,145	23,012	43,634	38,027	75,668

Net interest income after provision for loan losses	22,782	6,872	(4,379)	16,089	(6,626)	29,654	799

Non-interest income
Service charges on deposits	11,226	12,032	14,080	15,214	15,502	23,258	30,550
Other service charges and fees	6,886	7,191	7,528	7,495	7,739	14,077	15,117
Securities activities, net	—	(24)	(34)	(543)	309	(24)	3,441
Gain on sale of Tampa branches	38,656	—	—	—	—	38,656	—
Other non-interest income	3,306	3,714	2,625	4,869	2,721	7,020	5,420

Total non-interest income	60,074	22,913	24,199	27,035	26,271	82,987	54,528

Non-interest expense
Employee compensation and benefits	19,218	18,763	20,028	22,475	24,254	37,981	48,628
Occupancy and equipment	11,488	12,585	12,996	13,263	13,745	24,073	27,326
Advertising and business promotion	1,435	1,669	2,333	1,917	2,121	3,104	4,055
Professional fees	530	2,981	5,638	4,942	4,220	3,511	6,785
Check losses	663	299	705	763	521	962	953
Supplies and postage	879	870	1,024	929	895	1,749	1,860
Telecommunication	444	572	632	697	655	1,016	1,184
Cost associated with debt redemption	1,115	10	—	—	53	1,125	60
Provision for tax certificates	1,021	779	800	885	2,134	1,800	2,867
(Gain) loss on sale of real estate	(362)	(278)	663	(442)	880	(640)	776
Impairment, restructuring and exit activities	7,377	(399)	10,219	8,099	2,247	6,978	2,390
Other	8,081	8,303	8,286	7,228	7,790	16,384	15,352

Total non-interest expense	51,889	46,154	63,324	60,756	59,515	98,043	112,236

Income (loss) from bank operations business segment before income taxes	30,967	(16,369)	(43,504)	(17,632)	(39,870)	14,598	(56,909)
Provision (benefit) for income taxes	—	1	(2,261)	37	—	1	90

Net income (loss) from bank operations business segment	30,967	(16,370)	(41,243)	(17,669)	(39,870)	14,597	(56,999)
Less: net income attributable to noncontrolling interest	(290)	(295)	(259)	(225)	(239)	(585)	(447)

Net income (loss) attributable to BankAtlantic	$30,677	(16,665)	(41,502)	(17,894)	(40,109)	14,012	(57,446)

9

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
ASSETS
Cash and interest bearing deposits in other banks	$430,544	749,355	552,913	337,105	454,245
Loans receivable, net	2,665,731	2,813,097	3,009,771	3,218,097	3,361,772
Loans held for sale (lower of cost or fair value)	38,567	44,542	21,704	2,839	5,861
Investment securities	66,211	77,837	89,814	104,776	140,369
Available for sale securities	316,508	376,034	424,360	446,591	275,065
FHLB stock	31,614	43,557	43,557	45,259	48,751
Goodwill	13,081	13,081	13,081	13,081	13,081
Core deposit intangible asset	884	1,179	1,488	1,796	2,105
Assets held for sale	1,768	36,909	37,333	37,209	—
Other assets	266,563	268,975	275,147	278,723	310,033

Total assets	$3,831,471	4,424,566	4,469,168	4,485,476	4,611,282

LIABILITIES AND EQUITY
Deposits
Demand	$887,856	879,820	792,260	809,830	902,486
Savings	447,706	452,533	418,304	411,612	442,142
NOW	1,239,130	1,307,041	1,370,568	1,288,792	1,496,369
Money market	399,195	366,968	354,282	386,091	397,313
Certificates of deposit	454,279	609,538	616,454	601,956	749,948
Deposits held for sale	—	390,432	341,146	339,360	—

Total deposits	3,428,166	4,006,332	3,893,014	3,837,641	3,988,258
Advances from Federal Home Loan Bank	—	45,000	170,000	180,000	115,000
Short term borrowings	1,020	20,909	34,435	32,666	34,685
Subordinated debentures	22,000	22,000	22,000	22,000	22,000
Liabilities held for sale	—	79	87	100	—
Other liabilities	58,768	60,178	62,526	81,452	100,904

Total liabilities	3,509,954	4,154,498	4,182,062	4,153,859	4,260,847
Equity	321,517	270,068	287,106	331,617	350,435

Total liabilities and equity	$3,831,471	4,424,566	4,469,168	4,485,476	4,611,282

10

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	June 30, 2011			June 30, 2010
(in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate

Loans:
Residential real estate	$1,093,487	12,956	4.74%	$1,433,322	17,807	4.97%
Commercial real estate	821,710	8,613	4.19	1,045,831	10,275	3.93
Consumer	605,062	4,493	2.97	670,173	4,829	2.88
Commercial business	123,599	2,496	8.08	134,153	2,108	6.29
Small business	298,338	4,626	6.20	308,254	4,820	6.25

Total loans	2,942,196	33,184	4.51	3,591,733	39,839	4.44
Investments	1,046,432	4,037	1.54	648,812	3,432	2.12

Total interest earning assets	3,988,628	37,221	3.73%	4,240,545	43,271	4.08%

Goodwill and core deposit intangibles	14,125			15,353
Other non-interest earning assets	270,215			304,066

Total Assets	$4,272,968			$4,559,964

Deposits:
Savings	$478,628	258	0.22%	$445,686	271	0.24%
NOW	1,412,720	1,295	0.37	1,525,475	1,786	0.47
Money market	408,653	526	0.52	386,712	630	0.65
Certificates of deposit	606,291	1,896	1.25	805,656	3,334	1.66

Total interest bearing deposits	2,906,292	3,975	0.55	3,163,529	6,021	0.76

Short-term borrowed funds	15,289	5	0.13	33,665	10	0.12
Advances from FHLB	42,747	38	0.36	1,264	1	0.32
Subordinated debentures and bonds payable	22,000	226	4.12	22,000	231	4.21

Total interest bearing liabilities	2,986,328	4,244	0.57	3,220,458	6,263	0.78
Demand deposits	952,444			916,105
Non-interest bearing other liabilities	48,698			54,929

Total Liabilities	3,987,470			4,191,492
Equity	285,498			368,472

Total liabilities and equity	$4,272,968			$4,559,964

Net interest income/net interest spread		32,977	3.16%		37,008	3.30%

Margin
Interest income/interest earning assets			3.73%			4.08%
Interest expense/interest earning assets			0.43			0.59

Net interest margin			3.30%			3.49%

11

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet — Yield / Rate Analysis

	For the Six Months Ended
	June 30, 2011			June 30, 2010
(in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate

Loans:
Residential real estate	$1,134,454	26,850	4.73%	$1,473,091	36,708	4.98%
Commercial real estate	848,618	18,114	4.27	1,074,047	21,118	3.93
Consumer	612,980	9,020	2.94	679,123	9,729	2.87
Commercial business	128,232	4,747	7.40	136,219	4,199	6.17
Small business	299,627	9,313	6.22	308,898	9,663	6.26

Total loans	3,023,911	68,044	4.50	3,671,378	81,417	4.44
Investments	1,081,964	8,597	1.59	626,281	9,569	3.06

Total interest earning assets	4,105,875	76,641	3.73%	4,297,659	90,986	4.23%

Goodwill and core deposit intangibles	14,267			15,501
Other non-interest earning assets	270,712			308,594

Total Assets	$4,390,854			$4,621,754

Deposits:
Savings	$473,678	530	0.23%	$435,517	604	0.28%
NOW	1,465,619	2,807	0.39	1,496,450	4,004	0.54
Money market	398,958	968	0.49	373,664	1,259	0.68
Certificates of deposit	632,028	4,036	1.29	850,615	7,211	1.71

Total deposits	2,970,283	8,341	0.57	3,156,246	13,078	0.84

Short-term borrowed funds	22,645	15	0.13	36,505	23	0.13
Advances from FHLB	88,536	153	0.35	86,663	959	2.23
Long-term debt	22,000	451	4.13	22,252	459	4.16

Total interest bearing liabilities	3,103,464	8,960	0.58	3,301,666	14,519	0.89
Demand deposits	948,717			890,391
Non-interest bearing other liabilities	50,784			54,626

Total Liabilities	4,102,965			4,246,683
Stockholder’s equity	287,889			375,071

Total liabilities and stockholder’s equity	$4,390,854			$4,621,754

Net interest income/net interest spread		67,681	3.15%		76,467	3.35%

Margin
Interest income/interest earning assets			3.73%			4.23%
Interest expense/interest earning assets			0.44			0.68

Net interest margin			3.29%			3.55%

12

BankAtlantic (Bank Operations Business Segment)

Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended					For the Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Allowance for Loan Losses

Beginning balance	$154,237	161,309	181,760	180,635	169,548	161,309	173,588

Charge-offs:
Residential real estate	(5,767)	(8,011)	(4,272)	(4,619)	(5,233)	(13,778)	(9,414)
Commercial real estate	(13,546)	(11,277)	(44,979)	(5,969)	(14,146)	(24,823)	(35,478)
Commercial business	(124)	(464)	(996)	—	—	(588)	—
Consumer	(6,379)	(7,814)	(7,009)	(9,881)	(11,822)	(14,193)	(22,593)
Small business	(2,010)	(2,611)	(2,409)	(2,402)	(2,225)	(4,621)	(3,062)

Total charge-offs	(27,826)	(30,177)	(59,665)	(22,871)	(33,426)	(58,003)	(70,547)

Recoveries:
Residential real estate	435	131	284	383	435	566	499
Commercial real estate	75	714	1,210	—	65	789	127
Commercial business	57	791	57	—	1	848	659
Consumer	492	408	300	294	254	900	448
Small business	203	310	126	307	124	513	193

Total recoveries	1,262	2,354	1,977	984	879	3,616	1,926

Net charge-offs	(26,564)	(27,823)	(57,688)	(21,887)	(32,547)	(54,387)	(68,621)
Transfer to held for sale	—	(7,081)	(2,907)	—	—	(7,081)	—
Provision for loan losses	10,195	27,832	40,144	23,012	43,634	38,027	75,668

Ending balance	$137,868	154,237	161,309	181,760	180,635	137,868	180,635

	As of
	6/30/2011		3/31/2011	12/31/2010	9/30/2010	6/30/2010
Credit Quality
Nonaccrual loans
Commercial real estate		$190,909	239,798	243,299	275,057	230,007
Consumer		14,614	13,231	14,120	13,282	13,818
Small business		11,990	12,172	10,879	10,995	12,248
Residential real estate		82,022	81,555	86,538	87,563	83,894
Commercial business		17,098	15,848	16,123	17,190	22,159

Total Nonaccrual loans		316,633	362,604	370,959	404,087	362,126
Nonaccrual tax certificates		2,756	3,402	3,636	2,761	2,836
Real estate owned		71,060	66,310	64,328	58,017	45,492
Other repossessed assets		—	—	—	—	88

Total nonperforming assets		$390,449	432,316	438,923	464,865	410,542

Allowance for loan losses to total loans	%	4.92	5.20	5.08	5.34	5.08
Allowance to nonaccrual loans	%	43.54	42.54	43.48	44.98	49.88
Provision to average loans	%	1.39	3.58	4.81	2.64	4.86
Annualized net charge-offs to average loans	%	3.61	3.58	6.91	2.51	3.62
Nonaccrual loans to total assets	%	8.26	8.20	8.30	9.01	7.85
Nonperforming assets to total assets	%	10.19	9.77	9.82	10.36	8.90

13

BankAtlantic (Bank Operations Business Segment)

Delinquencies, Excluding Non-Accrual Loans, at Period-End

($ in thousands)	6/30/2011			3/31/2011		12/31/2010		9/30/2010		6/30/2010
Commercial real estate		$—		1,400		31		14,317		7,537
Consumer		9,230		12,025		12,405		12,004		13,181
Small business		2,210		2,200		2,712		2,927		4,182
Residential real estate		16,060		20,528		23,053		17,946		18,472
Commercial business		338		19,552	***	—		—		—

Total BankAtlantic		$27,838		55,705		38,201		47,194		43,372

	6/30/2011			3/31/2011		12/31/2010		9/30/2010		6/30/2010
Commercial real estate	%	—	*	0.17	*	0.00	*	1.43	*	0.72	*
Consumer	%	1.57		2.00		2.01		1.90		2.04
Small business	%	0.75		0.74		0.89		0.96		1.35
Residential real estate	%	1.51	**	1.83	**	1.88	**	1.37	**	1.32	**
Commercial business	%	0.28		15.36	***	—		—		—

Total BankAtlantic	%	0.99		1.86		1.20		1.39		1.23

*	Excludes $0, $0, $0, $12.0 million and $1.2 million of Commercial Real Estate loans at June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 2.63% and .83% and total BankAtlantic delinquencies would have been 1.75% and 1.26% at September 30, 2010 and June 30, 2010, respectively.
**	Includes $973.4 million, $1.0 billion, $1.1 billion, $1.2 billion and $1.3 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.41%. 1.58%, 1.77%, 1.19% and 1.09% as of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
***	Amount represents a loan relationship that is 59 days past due as to maturity and is in the process of renewal.

BankAtlantic (Bank Operations Business Segment)

Loan Provision & Allowance for Loan Losses

($ in thousands)	2Q 2011 Loan Provision	Allowance for Loan Losses	% of Reserves to Total Loans
Commercial real estate	$3,422	68,279	8.98%
Consumer	3,375	24,998	4.27
Small business	1,535	9,853	3.34
Residential real estate	1,487	23,721	2.23
Commercial business	376	11,017	9.25

Total BankAtlantic	$10,195	137,868	4.92%

14

BankAtlantic (Bank Operations Business Segment)

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of income (loss) from bank operations business segment before income taxes to pre-tax core operating earnings

	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Income (loss) from bank operations business segment before income taxes	$30,967	(16,369)	(43,504)	(17,632)	(39,870)	14,598	(56,909)
Gain on sale of Tampa branches	(38,656)	—	—	—	—	(38,656)	—
Costs associated with debt redemption	1,115	10	—	—	53	1,125	60
Provision for tax certificates	1,021	779	800	885	2,134	1,800	2,867
Loss (gain) on sale of real estate	(362)	(278)	663	(442)	880	(640)	776
Impairment, restructuring and exit activities	7,377	(399)	10,219	8,099	2,247	6,978	2,390
Provision for loan losses	10,195	27,832	40,145	23,012	43,634	38,027	75,668

Non-GAAP pre-tax core operating earnings	$11,657	11,575	8,323	13,922	9,078	23,232	24,852

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio

	For the Three Months Ended					For the Six Months Ended
($ in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Non-interest expense	$51,889	46,154	63,324	60,756	59,515	98,043	112,236
Costs associated with debt redemption	(1,115)	(10)	—	—	(53)	(1,125)	(60)
Provision for tax certificates	(1,021)	(779)	(800)	(885)	(2,134)	(1,800)	(2,867)
Gain (loss) on sale of real estate	362	278	(663)	442	(880)	640	(776)
Impairment, restructuring and exit activities	(7,377)	399	(10,219)	(8,099)	(2,247)	(6,978)	(2,390)
FDIC special assessment	—	—	—	—	—	—	—

Core expenses	$42,738	46,042	51,642	52,214	54,201	88,780	106,143

Net interest income	32,977	34,704	35,766	39,101	37,008	67,681	76,467

Non-interest income	60,074	22,913	24,199	27,035	26,271	82,987	54,528
Gain on sale of Tampa branches	(38,656)	—	—	—	—	(38,656)	—

Core non-interest income	21,418	22,913	24,199	27,035	26,271	44,331	54,528

Total revenues	$54,395	$57,617	$59,965	$66,136	$63,279	$112,012	$130,995

Non-GAAP core operating efficiency ratio	78.57%	79.91%	86.12%	78.95%	85.65%	79.26%	81.03%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

	For the Three Months Ended					For the Six Months Ended
($ in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Net income (loss) from bank operations business segment	$30,967	(16,370)	(41,243)	(17,669)	(39,870)	14,597	(56,999)

Average total assets	4,272,968	4,510,048	4,488,677	4,504,217	4,559,964	4,390,854	4,621,754
Average goodwill and core deposit intangibles	(14,125)	(14,411)	(14,718)	(15,028)	(15,353)	(14,267)	(15,501)

Average tangible assets	4,258,843	4,495,637	4,473,959	4,489,189	4,544,611	4,376,587	4,606,253

Average equity	285,498	290,307	331,957	351,241	368,472	287,889	375,071
Average goodwill and core deposit intangibles	(14,125)	(14,411)	(14,718)	(15,028)	(15,353)	(14,267)	(15,501)
Other comprehensive loss	6,266	6,239	2,743	2,499	3,453	6,253	2,156

Average tangible equity	$277,639	282,135	319,982	338,712	356,572	279,875	361,726
Return on average assets from continuing operations	2.90%	-1.45%	-3.68%	-1.57%	-3.50%	0.66%	-2.47%

Return on average tangible assets from continuing operations—Non-GAAP	2.91%	-1.46%	-3.69%	-1.57%	-3.51%	0.67%	-2.47%

Return on average equity from continuing operations	43.39%	-22.56%	-49.70%	-20.12%	-43.28%	10.14%	-30.39%

Return on average tangible equity from continuing operations—Non-GAAP	44.61%	-23.21%	-51.56%	-20.87%	-44.73%	10.43%	-31.52%

Reconciliation of equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets

	As of
($ in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Equity	$321,517	270,068	287,106	331,617	350,435
Goodwill and core deposit intangibles	(13,965)	(14,260)	(14,569)	(14,877)	(15,186)

Total tangible capital	307,552	255,808	272,537	316,740	335,249

Total assets	3,831,471	4,424,566	4,469,168	4,485,476	4,611,282
Goodwill and core deposit intangibles	(13,965)	(14,260)	(14,569)	(14,877)	(15,186)

Total tangible assets	$3,817,506	$4,410,306	$4,454,599	$4,470,599	$4,596,096

Non-GAAP tangible capital to tangible assets	8.06%	5.80%	6.12%	7.08%	7.29%

Reconciliation of total deposits to core deposits

	As of
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Total deposits	$3,428,166	4,006,332	3,893,014	3,837,641	3,988,258
Non-core deposits held for sale	—	(75,813)	(75,010)	(78,088)	—
Money market	(399,195)	(366,968)	(354,282)	(386,091)	(397,313)
Certificates of deposit	(454,279)	(609,538)	(616,454)	(601,956)	(749,948)

Core deposits	2,574,692	2,954,013	2,847,268	2,771,506	2,840,997

15

Parent Company Business Segment

Condensed Statements of Operations (unaudited)

	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Net interest expense	$(3,794)	(3,695)	(3,716)	(3,792)	(3,579)	(7,489)	(7,064)
Provision (recovery) for loan losses	515	(20)	498	1,398	4,919	495	3,640

Net interest expense after provision for loan losses	(4,309)	(3,675)	(4,214)	(5,190)	(8,498)	(7,984)	(10,704)

Non-interest income
Income from unconsolidated subsidiaries	432	381	335	293	237	813	426
Securities activities, net	(1,500)	—	—	(9)	3	(1,500)	9
Other	317	209	431	292	271	526	534

Non-interest income	(751)	590	766	576	511	(161)	969

Non-interest expense
Employee compensation and benefits	512	527	(160)	1,074	901	1,039	1,905
Advertising and business promotion	88	26	56	109	118	114	128
Professional fees	765	378	881	1,267	604	1,143	926
(Gain)/loss on sale of real estate	(16)	(175)	—	—	610	(191)	610
Impairment of real estate owned	706	2,347	—	66	700	3,053	700
Other	451	329	328	385	460	780	768

Non-interest expense	2,506	3,432	1,105	2,901	3,393	5,938	5,037

Loss from parent company activities before income taxes	(7,566)	(6,517)	(4,553)	(7,515)	(11,380)	(14,083)	(14,772)
Provision (benefit) for income taxes	—	—	—	—	—	—	—

Net loss from parent company business segment	$(7,566)	(6,517)	(4,553)	(7,515)	(11,380)	(14,083)	(14,772)

Parent Company Business Segment

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
ASSETS
Cash	$3,839	13,112	12,226	12,240	8,395
Securities	9	1,508	1,507	1,508	1,508
Investment in subsidiaries	341,498	291,616	313,319	359,368	379,776
Investment in unconsolidated subsidiaries	11,174	10,742	10,361	10,027	9,733
Other assets	188	882	945	1,635	2,430

Total assets	$356,708	317,860	338,358	384,778	401,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$329,643	325,974	322,385	318,802	315,160
Other liabilities	1,357	1,123	1,687	2,314	9,632

Total liabilities	331,000	327,097	324,072	321,116	324,792

Stockholders’ equity	25,708	(9,237)	14,286	63,662	77,050

Total liabilities and stockholders’ equity	$356,708	317,860	338,358	384,778	401,842

Parent Company Business Segment

Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary (in thousands)	For the Three Months Ended					For the Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Allowance for Loan Losses

Beginning balance	$814	830	4,187	7,227	8,049	830	13,630
Net charge-offs	(1,329)	4	(3,741)	(4,438)	(5,741)	(1,325)	(10,043)
Transfer to held for sale	—	—	(114)	—	—	—	—
Provision (recovery) for loan losses	515	(20)	498	1,398	4,919	495	3,640

Ending balance	$—	814	830	4,187	7,227	—	7,227

	As of
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Credit Quality
Total Loans — gross	$11,974	14,058	17,300	22,793	27,319

Nonaccrual loans	$9,360	11,360	14,508	19,916	24,358
Specific reserves	—	(814)	(830)	(4,187)	(7,227)

Nonaccrual loans, net	$9,360	10,546	13,678	15,729	17,131
Real estate owned	8,644	8,835	10,160	9,766	9,832

Total nonperforming assets	$18,004	19,381	23,838	25,495	26,963

16

BankAtlantic (Bank Operations Business Segment)

Supplemental Graphs

Second Quarter 2011

Release Date: July 27, 2011

This information is preliminary, unaudited and based on data available at the time of the release.

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SUPPLEMENTAL GRAPHS

BANKATLANTIC (BANK ONLY)

SUPPLEMENTAL GRAPHS

BANKATLANTIC (BANK ONLY)

SUPPLEMENTAL GRAPHS

BANKATLANTIC (BANK ONLY)

SUPPLEMENTAL GRAPHS

BANKATLANTIC (BANK ONLY)

SUPPLEMENTAL GRAPHS

BANKATLANTIC (BANK ONLY)

SUPPLEMENTAL GRAPHS